EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

World Energy Solutions, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-151641 and 333-140014) and Form S-3 (File Nos. 333-165822, 333-164473, and 333-147301) of our report dated March 4, 2010, relating to the consolidated financial statements of World Energy Solutions, Inc., which is included in this Annual Report on Form 10-K of World Energy Solutions, Inc. for the year ended December 31, 2009.

/s/ UHY LLP

Houston, Texas

March 7, 2012